Exhibit 99.1

News Release	Contacts:
For Immediate Release	Barbara Thompson	Mark Severson
August 11, 2016	First Citizens Bank	Cordia Bancorp
	919.716.2716	804.763.1322

CORDIA BANCORP INC. SHAREHOLDERS

APPROVE MERGER WITH FIRST CITIZENS BANK

RALEIGH, N.C., and MIDLOTHIAN, Va. — First-Citizens Bank & Trust Company (First Citizens) and Cordia Bancorp Inc. (Cordia) announced today that Cordia’s shareholders have approved First Citizens’ pending acquisition of Cordia and its Bank of Virginia subsidiary.

At a meeting held today, the shareholders of Midlothian, Va.-based Cordia voted to approve the merger agreement with Raleigh, N.C.-headquartered First Citizens. The merger has also been approved by the Federal Deposit Insurance Corp. (FDIC) and the North Carolina Commissioner of Banks. Subject to receipt of approval by the Virginia Bureau of Financial Institutions and the satisfaction or waiver of other customary closing conditions, the merger is expected to become effective Aug. 31, 2016, or as soon as practicable thereafter. Following the merger, Cordia and Bank of Virginia will become First Citizens.

O.R. (Ed) Barham, president and CEO of Cordia and Bank of Virginia, said: “Today’s vote marks an important milestone. We’re pleased that our shareholders showed their strong support for the merger and what it represents for our customers and the communities we serve. We look forward to a smooth transition.”

Frank B. Holding Jr., chairman and CEO of First Citizens, said: “We appreciate the positive reaction of Cordia’s shareholders, and we’re enthusiastic about the opportunity to serve Bank of Virginia customers. The values that underpin each bank make us very compatible — with each other and with the customers who rely on us. The pending merger will also give us the opportunity to build on the foundations already established in the market.”

Bank of Virginia operates six full-service banking locations in the greater Richmond market, including Chesterfield and Henrico Counties, and Colonial Heights, Va. As of June 30, 2016, Cordia reported $353.8 million in total assets, $296.1 million in deposits and $251.5 million in loans.

After the merger, Bank of Virginia branch offices will open as First Citizens branches. Customers should bank as they normally do at their existing branches. Bank of Virginia customer accounts are expected to be converted to First Citizens’ systems in 2017.

With regional headquarters in Roanoke, Va., First Citizens currently operates 43 branches in Virginia, including one in Midlothian and one at Short Pump in Richmond.

About First Citizens Bank

Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank serves customers at more than 550 branches in 20 states. First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares Inc. (Nasdaq: FCNCA), which has $32 billion in assets. For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit firstcitizens.com. First Citizens Bank. Forever First®.

About Cordia Bancorp and Bank of Virginia

Cordia Bancorp Inc. (Nasdaq: BVA) is the bank holding company for Bank of Virginia. Bank of Virginia provides retail banking services to individuals and commercial customers through six full-service banking locations in the greater Richmond market, including Chesterfield and Henrico Counties and Colonial Heights, Va.

Disclosures About Forward Looking Statements

This Press Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of Cordia Bancorp Inc., First Citizens Bank and their managements about future events. The accuracy of such forward-looking statements could be affected by factors including, but not limited to, the satisfaction or waiver of the remaining conditions to the consummation of the merger. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in Cordia Bancorp’s and First Citizens BancShares’ filings with the SEC, including without limitation their Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10Q and Current Reports on Form 8-K. Cordia Bancorp and First Citizens Bank undertake no obligation to revise or update these statements following the date of this Press Release.